EXHIBIT 99.(a)(4)                                                 EXHIBIT (a)(4)

                          INSTRUCTIONS FOR WITHDRAWAL
                                      OF
           PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                      IN
                      CENTURY PROPERTIES GROWTH FUND XXII

PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IN AN OUTSTANDING OFFER. ANY UNITS TENDERED IN PRIOR OFFERS AND PAID FOR MAY NOT BE WITHDRAWN.

1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer to purchase, dated October 12, 1999, as amended and supplemented (the "Offer to Purchase") by AIMCO Properties, L.P. (the "Purchaser") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously Tendered Units" of CENTURY PROPERTIES GROWTH FUND XXII ("Notice of Withdrawal"), to:

    By Hand or Overnight Courier:           By Mail:
    River Oaks Partnership Services, Inc.   River Oaks Partnership Services,
    111 Commerce Road                        Inc.
    Carlstadt, NJ 07072                     P.O. Box 2065
    Attn: Reorganization Dept.              S. Hackensack, NJ 07606-2065

    By Facsimile: (201) 896-0910
    Telephone: (888) 349-2005

  The Purchaser must receive the Notice of Withdrawal prior to the Expiration Date set forth in the Offer to Purchase, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. COPIES OF ALL NOTICE OF WITHDRAWALS SHOULD ALSO BE SENT OR TRANSMITTED TO MMS ESCROW AND TRANSFER AGENCY, INC. AT P.O. BOX 7090, TROY, MI 48007-7090 (IF BY MAIL), 1845 MAXWELL ST., SUITE 101, TROY, MI 48084 (IF BY HAND OR OVERNIGHT COURIER) OR FAXED TO (248) 614-4536.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Letter of Transmittal relating to the Offer to Purchase, in the same manner as such Letter of Transmittal was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. IN ORDER FOR A WITHDRAWAL TO BE EFFECTIVE, THE NOTICE OF WITHDRAWAL MUST BE MEDALLION GUARANTEED AS PROVIDED IN THE LETTER OF TRANSMITTAL.

                              NOTICE OF WITHDRAWAL
                                       OF
                              PREVIOUSLY TENDERED
                           UNITS OF LIMITED INTEREST
                                       OF
                      CENTURY PROPERTIES GROWTH FUND XXII

TO:River Oaks Partnership Services, Inc.
  111 Commerce Road                       P.O. Box 2065
  Carlstadt, NJ 07072                     S. Hackensack, NJ 07606-2065
  Attn: Reorganization Dept.
  Facsimile: (201) 896-0910

Ladies and Gentlemen:

   The following units of limited partnership interest (the "Units") of Century Properties Growth Fund XXII (the "Partnership") previously tendered to AIMCO Properties, L.P. (the "Purchaser") are hereby withdrawn. Unless otherwise indicated under the Section "Number of Units Withdrawn," all Units tendered to the Purchaser are hereby withdrawn. Failure to complete such Section shall be deemed to indicate the intent of the undersigned that all Units tendered to the Purchaser be withdrawn.

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                        DESCRIPTION OF UNIT(S) WITHDRAWN
                                      AND
                         SIGNATURE OF LIMITED PARTNERS

All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.

NUMBER OF UNITS WITHDRAWN:              (If all Units, leave blank)

  X _______________________________       X _______________________________
        (Signature of Owner)                   (Signature of Joint Owner)

Name and Capacity (if other than individuals): _________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

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(City)                             (State)                             (Zip)

Area Code and Telephone No. (Day): _____________________________________________

                      (Evening): ______________________________________________

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                       SIGNATURE GUARANTEE (IF REQUIRED)
                              (SEE INSTRUCTION 4)

Name and Address of Eligible Institution: ______________________________________

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Authorized Signature: X ________________________________________________________

Name: __________________________________________________________________________

Title: _______________________________________    Date: _______________________